As filed with the Securities and Exchange Commission on May 13, 2003

                                                     Registration No. 333-102970

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                 AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                           SCHERING-PLOUGH CORPORATION
             (Exact name of registrant as specified in its charter)
                           ---------------------------

             NEW JERSEY                                         22-1918501
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                         Identification Number)

                            2000 GALLOPING HILL ROAD
                              KENILWORTH, NJ 07033
                                 (908) 298-4000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                           ---------------------------
                             JOSEPH J. LAROSA, ESQ.
          STAFF VICE PRESIDENT, SECRETARY AND ASSOCIATE GENERAL COUNSEL
                            2000 GALLOPING HILL ROAD
                              KENILWORTH, NJ 07033
                                 (908) 298-4000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                           ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
|_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
    TITLE OF EACH CLASS OF SECURITIES          PROPOSED MAXIMUM AGGREGATE
             TO BE REGISTERED                    OFFERING PRICE (1)(2)            AMOUNT OF REGISTRATION FEE (3)
------------------------------------------- --------------------------------- ----------------------------------------
Debt Securities                                      $2,000,000,000                          $161,800
======================================================================================================================

     (1) Estimated pursuant to Rule 457(o) solely for purposes of calculating the registration fee.
     (2) If any debt securities are issued at original issue discount, such greater amount as shall result in net proceeds of $2,000,000,000 to the registrant.
     (3) A filing fee in the amount of $184,000 was paid in connection with the original filing of the Registration Statement on Form S-3 on February 5, 2003.
                           ---------------------------
     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION, DATED MAY 13, 2003

                                   PROSPECTUS

                                 $2,000,000,000

                           SCHERING-PLOUGH CORPORATION

                                 DEBT SECURITIES

                                  -------------

         Schering-Plough Corporation may from time to time issue up to a total of $2,000,000,000 of debt securities. The specific terms of the debt securities we offer for sale will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. As used in this prospectus, the terms "we," "us," "our," and "the company" refer to Schering-Plough Corporation, unless the context clearly indicates otherwise.

                                  -------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -------------

         We may sell securities to or through dealers, underwriters or agents. The names of any dealers, underwriters or agents involved in the sale of any securities will be set forth in the prospectus supplement covering the sale of those securities.

                                  -------------

                      The date of this Prospectus is    , 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

                                TABLE OF CONTENTS

                                                                           PAGE

About This Prospectus.......................................................2
Where You Can Find More Information.........................................3
Cautionary Factors that May Affect Future Results...........................4
The Company.................................................................7
Ratio of Earnings to Fixed Charges..........................................8
Use of Proceeds.............................................................8
Description of Securities...................................................9
Plan of Distribution.......................................................19
Validity of Securities.....................................................21
Experts....................................................................21

                              ABOUT THIS PROSPECTUS

         The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we issue securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to or update other information contained in this prospectus. The prospectus supplement may also contain information about any material federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.schering-plough.com. Information on our website does not form part of this prospectus.

         The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete our offerings of the securities:

          o    Annual report on Form 10-K for the year ended December 31, 2002;

          o Quarterly report on Form 10-Q for the quarter ended March 31, 2003; and

          o the Registrant's Current Reports on Form 8-K dated January 10, 2003; January 21, 2003; January 23, 2003; February 7, 2003;
               February 25, 2003; March 5, 2003; March 31, 2003; April 21, 2003;
               and May 13, 2003.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address.

         Investor Relations
         Schering-Plough Corporation
         2000 Galloping Hill Road
         Kenilworth, NJ  07033
         Telephone:  (908) 298-4000

               CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS

         This prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," "will," and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.

         In particular, forward-looking statements include statements relating to future actions, prospective products, the status of product approvals, future performance or results of current and anticipated products, sales efforts, development programs, expenses, the outcome of contingencies such as litigation and investigations, growth strategy and financial results.

         Any or all of our forward-looking statements here or in other publications may turn out to be wrong. Our actual results may vary materially, and there are no guarantees about the performance of Schering-Plough stock. The company does not assume the obligation to update any forward-looking statement.

         You should carefully consider any forward-looking statement and should understand that many factors could cause actual results to differ from the company's forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. Although it is not possible to predict or identify all such factors, they may include the following:

          o A significant portion of net sales are made to major pharmaceutical and health care products distributors and major retail chains in the United States. Consequently, net sales and quarterly growth comparisons may be affected by fluctuations in the buying patterns of major distributors, retail chains and other trade buyers. These fluctuations may result from seasonality, pricing, wholesaler buying decisions or other factors.

          o Competitive factors, including technological advances attained by competitors, patents granted to competitors, new products of competitors coming to the market, new indications for competitive products or generic prescription or over-the-counter (OTC) competition as the company's products mature and patents expire on products.

          o Increased pricing pressure both in the United States and abroad from managed care organizations, institutions and government agencies and programs. In the United States, among other developments, consolidation among customers may increase pricing pressures and may result in various customers having greater influence over prescription decisions through formulary decisions and other policies.

          o Government laws and regulations (and changes in laws and regulations) affecting domestic and international operations and the enforcement thereof including, among other laws and regulations, those resulting from healthcare reform initiatives in the United States at the state and federal level and in other countries, as well as laws and regulations relating to trade, antitrust, monetary and fiscal policies, taxes, price controls and possible nationalization.

          o Patent positions can be highly uncertain and patent disputes are not unusual. An adverse result in a patent dispute can preclude commercialization of products or negatively impact sales of existing products or result in injunctive relief and payment of financial remedies.

          o Uncertainties of the Food and Drug Administration (FDA) approval process and the regulatory approval processes of non-U.S. countries, including, without limitation, delays in approval of new products.

          o Failure to meet Good Manufacturing Practices established by the FDA and other governmental authorities can result in delays in the release of products, seizure or recall of products, suspension or revocation of the authority necessary for the production and sale of products, fines and other civil or criminal sanctions. The resolution of manufacturing issues with the FDA discussed in information that is incorporated by reference in this prospectus are subject to substantial risks and uncertainties. These risks and uncertainties, including the timing, scope and duration of a resolution of the manufacturing issues, will depend on the ability of the company to assure the FDA of the quality and reliability of its manufacturing systems and controls, and the extent of remedial and prospective obligations undertaken by the company.

          o Difficulties in product development. Pharmaceutical product development is highly uncertain. Products that appear promising in development may fail to reach market for numerous reasons. They may be found to be ineffective or to have harmful side effects in clinical or pre-clinical testing, they may fail to receive the necessary regulatory approvals, they may turn out not to be economically feasible because of manufacturing costs or other factors or they may be precluded from commercialization by the proprietary rights of others.

          o Efficacy or safety concerns with respect to marketed products, whether or not scientifically justified, leading to recalls, withdrawals or declining sales.

          o Major products such as CLARITIN, CLARINEX, INTRON A, PEG-INTRON, REBETOL Capsules and NASONEX accounted for a material portion of the company's 2002 revenues. If any major product were to become subject to a problem such as loss of patent protection, OTC availability (as is the case for CLARITIN and its current and potential OTC competition), previously unknown side effects, or if a new, more effective treatment should be introduced; or if the product is discontinued for any reason, the impact on revenues could be significant. Further such information about important new products such as ZETIA or other important products in our pipeline may impact future revenues.

          o Legal factors, including product liability claims and other litigation, government investigations, patent disputes with competitors and environmental concerns, any of which could preclude commercialization of products or negatively affect the profitability of existing products.

          o Economic factors over which the company has no control, including changes in inflation, interest rates and foreign currency exchange rates.

          o Instability, disruption or destruction in a geographic region important to us - due to the location of our manufacturing facilities, distribution facilities or customers - regardless of cause, including war, terrorism, riot, civil insurrection or social unrest; and natural or man-made disasters, including Severe Acute Respiratory Syndrome (SARS), famine, flood, fire, earthquake and storm.

          o Changes in tax laws including changes related to taxation of foreign earnings.

          o Changes in accounting standards promulgated by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board or the Securities and Exchange Commission that would require a significant change to the company's accounting practices.

                                   THE COMPANY

         As a worldwide, research-based pharmaceutical company, we and our subsidiaries are engaged in the discovery, development, manufacturing and marketing of new therapies and treatment programs that can improve people's health and extend their lives.

         Our and our subsidiaries' primary business involves prescription products in core product categories, including:

          o    Allergy and respiratory;

          o    Anti-infective and anticancer;

          o    Cardiovasculars;

          o    Dermatologicals; and

          o    Central nervous system and other disorders.

         We, through various subsidiaries, also have a global animal health business and leading consumer brands of foot care, over-the-counter and sun care products.

         All references to "we," "us," "our" and "the company" in this prospectus refer to Schering-Plough Corporation, unless the context clearly indicates otherwise.

         Our principal executive offices are located at 2000 Galloping Hill Road, Kenilworth, NJ 07033, and our telephone number is (908) 298-4000. We were incorporated in New Jersey in 1970.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our consolidated ratio of earnings to fixed charges for the three months ended March 31, 2003 and for each of the fiscal years ended December 31, 1998 through 2002 is set forth below. For the purpose of computing these ratios, "earnings" consist of income before income taxes and fixed charges (other than capitalized interest). "Fixed charges" consist of interest expense, capitalized interest and one-third of rentals which we believe to be a reasonable estimate of the interest component within leases. The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges.

                                     (Unaudited)
                                     Three Months                       Year Ended December 31,
                                        Ended                           -----------------------
                                    March 31, 2003        2002        2001        2000        1999        1998
                                    --------------        ----        ----        ----        ----        ----

Ratio of earnings to fixed
   charges.....................           10               33          29          37          45          50

                                 USE OF PROCEEDS

         Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including the refinancing of short-term debt. We may temporarily invest funds that are not immediately needed for these purposes.

                            DESCRIPTION OF SECURITIES

         The debt securities covered by this prospectus will be our direct unsecured obligations. The securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York, as trustee.

         This prospectus briefly outlines some of the indenture provisions. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement. You should review the indenture that is filed as an exhibit to the registration statement for additional information.

         In addition, the material specific financial, legal and other terms as well as federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series.

GENERAL

         The securities will rank equally with all of our other unsecured and unsubordinated debt. Any of our secured indebtedness will rank ahead of the debt securities. Also, we conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends or loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts which will be due on our debt securities or to make any funds available for payment of amounts which will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including, for example, the interest rate swap contracts described in the discussion of cash management strategies in the "Liquidity and Financial Resources" section of the Annual Report on Form 10-K for the year ended December 31, 2002. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, is subject to the prior claims of the subsidiary's creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

         The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. We may reopen a previous issue of securities and issue additional securities of the series.

         The prospectus supplement relating to any securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following:

          o    the title and type of the debt securities;

          o    the total principal amount of the debt securities;

          o the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

          o the date or dates on which the principal of the debt securities will be payable;

          o the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

          o    any optional or mandatory redemption periods;

          o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

          o whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, U.S. dollars or any foreign currency or foreign currency units;

          o any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;

          o whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

          o any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

          o any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

          o    any other specific terms of the debt securities.

         The prospectus supplement relating to the securities of the series will be attached to the front of this prospectus.

         We may in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we may issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

CONSOLIDATION, MERGER OR SALE

         Under the indenture, we have agreed not to consolidate with or merge into any other corporation or convey or transfer or lease substantially all of our properties and assets to any person, unless:

          o the person is a corporation or limited liability company organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

          o the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform as if it were an original party to the indenture;

          o immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, no default or event of default shall have occurred and be continuing; and

          o we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture comply with these provisions.

         The successor corporation will assume all our obligations under the indenture as if it were an original party to the indenture. After assuming the obligations, the successor corporation will have all our rights and powers under the indenture.

LIMITATIONS ON LIENS

         Subject to the exceptions described below and those described under the section of this prospectus captioned "Exempted Indebtedness" below, we may not, and may not permit any restricted subsidiary to, create any lien on any principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

          o liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price;

          o with respect to any series of debt securities, any lien existing on the date of issuance of the debt securities;

          o liens on property or shares of capital stock, or securing indebtedness, of any corporation existing at the time the corporation becomes a restricted subsidiary or is merged into us or into a restricted subsidiary;

          o liens which secure debt of a restricted security that is owed to us or to another subsidiary or our debt that is owed to a restricted subsidiary;

          o liens in connection with the issuance of certain tax-exempt industrial development or pollution control bonds or other similar bonds;

          o liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for, or services rendered to, customers in the ordinary course of business not exceeding the amount of those payments;

          o any extension, renewal or replacement of any lien referred to in any of the previous paragraphs; and

          o statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord's liens on leased property, easements and other liens of a similar nature as those described above.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         Subject to the exceptions described below and those described under the section of this prospectus captioned "Exempted Indebtedness," sale and leaseback transactions by us or any restricted subsidiary of any principal property are prohibited under capital leases (except for leases for a term, including any renewal thereof, of not more than three years and except for leases between us and a subsidiary or between subsidiaries) unless:

          o after giving effect to the application of proceeds from the sale and leaseback transaction, we or the restricted subsidiary could incur a mortgage on the property under the restrictions described above under the section of this prospectus captioned "Limitations on Liens" in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities; or

          o we, within 120 days after the sale or transfer by us or any restricted subsidiary, apply to the retirement of our funded debt (which is defined as indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount) an amount equal to the greater of:

               (1) the net proceeds of the sale of the principal domestic property sold and leased under such arrangement; or

               (2) the fair market value of the principal domestic property sold and leased,

               subject to credits for certain voluntary retirements of funded debt.

EXEMPTED INDEBTEDNESS

         We or any restricted subsidiary may create or assume liens or enter into sale and leaseback transactions not otherwise permitted under the provisions regarding limitations on liens and sale and leaseback transactions described above, so long as at that time and immediately after giving effect to the lien or sale and leaseback transaction, the sum of our and our consolidated subsidiaries' aggregate outstanding indebtedness incurred after the date of the indenture and secured by the liens relating to principal properties plus that related to sale and leaseback transactions does not exceed 10% of consolidated net tangible assets.

CERTAIN DEFINITIONS

         The following are the meanings of terms that are important in understanding the covenants previously described:

          o "ATTRIBUTABLE DEBT" means the present value (discounted at a specified rate each year to be determined by the company to be appropriate and consistent with U.S. generally accepted accounting principles) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

          o "CONSOLIDATED NET TANGIBLE ASSETS" means the total assets of us and our consolidated subsidiaries as shown on or reflected in our most recent quarterly or annual, as applicable, balance sheet, less (1) all current liabilities, excluding current liabilities which could be classified as long-term debt under U.S. generally accepted accounting principles and current liabilities which are by their terms extendible or renewable at the obligor's option to a time more than 12 months after the time as of which the amount of current liabilities is being computed; (2) advances to entities accounted for on the equity method of accounting; and
               (3) intangible assets. In this context, "intangible assets" means the aggregate value, net of any applicable reserves, as shown on or reflected in our balance sheet, of (a) all trade names, trademarks, licenses, patents, copyrights and goodwill; (b) organizational and development costs; (c) deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and (d) unamortized debt discount and expense, less unamortized premium.

          o "PRINCIPAL PROPERTY" means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that we or any restricted subsidiary owns and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which our board of directors reasonably determines is not material to the business conducted by us and our subsidiaries as a whole.

          o "RESTRICTED SUBSIDIARY" means any subsidiary (1) of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and (2) which owns or operates one or more principal properties (however, "restricted subsidiary" does not include subsidiaries primarily engaged in the business of a finance or insurance company and their branches).

          o "SUBSIDIARY" means each corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by us or one or more of our subsidiaries.

EVENTS OF DEFAULT

          When we use the term "event of default" in the indenture, here are some examples of what we mean. An event of default occurs if:

          o we fail to make the principal or any premium payment on any debt security when due;

          o we fail to pay interest on any debt security for 45 days after payment was due;

          o    we fail to make any sinking fund payment when due;

          o we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it; or

          o we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

         The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve our failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

         If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount (or specified amount) of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

          o we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

          o we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

         We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

         If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived with respect to any series of securities in the following two circumstances:

          o a failure to pay the principal of, and premium, if any, or interest on any security; or

          o a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

         Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

         We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.

MODIFICATION OF INDENTURE

         Under the indenture, our rights and obligations and the rights of the holders may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, no modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants is effective against any holder without its consent.

PAYMENT AND TRANSFER

         We will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

GLOBAL SECURITIES

         We may issue the securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form, in either temporary or permanent form.

         You may transfer or exchange certificated securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

         You may effect the transfer of certificated securities and the right to receive the principal, premium and interest on certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

         We are not required to:

          o register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

          o to register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

         The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

         Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

         Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

         So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

          o will not be entitled to have securities represented by global securities registered in their names;

          o will not receive or be entitled to receive physical delivery of securities in definitive form; and

          o will not be considered owners or holders of these securities under the indenture.

         Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

         We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

         Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

DEFEASANCE

         When we use the term "defeasance," we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, any premium, interest and any other sums due to the stated maturity date or a redemption date of the securities of a particular series, then at our option:

          o we will be discharged from our obligations with respect to the securities of such series; or

          o we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

         If this happens, the holders of the securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated securities. Such holders may look only to such deposited funds or obligations for payment.

         To exercise our defeasance option, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the securities to recognize income, gain or loss for federal income tax purposes. We must also deliver any ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the securities.

CONCERNING THE TRUSTEE

         The trustee, The Bank of New York, and certain of its affiliates have in the past and currently do provide banking, investment and other services to us, including acting as a lender under our revolving credit agreement, acting as a transfer agent for our common stock and providing cash management services, and may do so in the future as a part of its regular business.

                              PLAN OF DISTRIBUTION

         We may sell the offered securities:

          o    through underwriters or dealers;

          o    through agents; or

          o    directly to one or more purchasers.

         We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

SALE THROUGH UNDERWRITERS

         If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

SALE THROUGH AGENTS

         We may sell offered securities through agents designated by us. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

DIRECT SALES

         We may also sell offered securities directly. In this case, no underwriters or agents would be involved.

GENERAL INFORMATION

         Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

         We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                             VALIDITY OF SECURITIES

         Unless otherwise indicated in a supplement to this prospectus, Lowenstein Sandler PC and Joseph J. LaRosa, Esq., our Staff Vice President, Secretary and Associate General Counsel, will pass upon the validity of the securities for us. As of May 1, 2003, Mr. LaRosa owned, directly and indirectly, 12,204 shares of our common stock and options to purchase
130,780 additional shares of our common stock. Lowenstein Sandler PC has from time to time provided legal services to us.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the period ended March 31, 2003, incorporated by reference from our quarterly report on Form 10-Q for the quarter ended March 31, 2003, our independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in our quarterly report on Form 10-Q for the quarter ended March 31, 2003, and incorporated by reference, states that they did not audit and that they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because this report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the registrant in connection with the offering described in this Registration Statement are as follows:

            SEC Registration fee..............................            $184,000
            Rating Agency Fees................................             340,000
            Trustees fees.....................................              20,000
            Legal fees and expenses...........................             150,000
            Blue Sky fees and expenses........................               5,000
            Accounting fees and expenses......................              40,000
            Printing and duplicating expenses.................              75,000
            Miscellaneous expenses............................              50,000
                                                                          --------
            Total.............................................            $864,000
                                                                          --------

All fees and expenses in the above table, other than the SEC registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his/her being or having been a director, officer, employee or other agent, other than a proceeding by or in the right of the corporation, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his/her conduct was unlawful. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation before the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and pay expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director, officer, employee or other agent of the corporation may be entitled to under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his/her acts or omissions were in breach of his/her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt of such person of an improper personal benefit.

         The New Jersey Business Corporation Act further provides that a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of his/her being or having been a director, officer, employee or other agent, whether or not the corporation would have the power to indemnify him/her against such expenses and liabilities under the New Jersey Business Corporation Act.

         The registrant's Certificate of Incorporation provides that directors and officers of the registrant shall not be personally liable (in the case of officers, for the duration of any time permitted by law) to the registrant or its shareholders for damages for breach of any duty owed to the registrant or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such persons' duty of loyalty to the registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit.

         The Certificate of Incorporation of the registrant also provides that each person who was or is made a party or is threatened to be made a party to or who is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his/her being or having been a director, officer, employee, or agent of the registrant or of any constituent corporation absorbed by the registrant in a consolidation or merger, or by reason of his/her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the registrant or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his/her heirs, executors, administrators and assigns; provided, however, that, the registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the registrant. The Certificate of Incorporation provides that such right to indemnification shall be a contract right and shall include the right to be paid by the registrant the expenses incurred in connection with any proceeding before the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses before the final disposition of a proceeding shall be made only upon receipt by the registrant of an undertaking, by or on behalf of such director, officer, employee, or agent to reimburse the amounts so paid if it is not ultimately determined that such person is entitled to be indemnified under the Certificate of Incorporation or otherwise. The right to indemnification and payment of expenses provided by or granted pursuant to the Certificate of Incorporation shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

         The registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Certificate of Incorporation or otherwise. The registrant maintains such insurance on behalf of its directors and officers.

         The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the registrant's Certificate of Incorporation. The Form of Underwriting Agreement contained in Exhibit 1.1 provides for indemnification of the directors and officers signing the Registration Statement and certain controlling persons of the registrant against certain liabilities, including certain liabilities under the Securities Act in certain instances by the Underwriters.

         For information concerning the registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

ITEM 16.  EXHIBITS.

    1.1   -  Form of Underwriting Agreement.*
    4.1   -  Form of Global Note.**
    4.2   -  Form of Indenture.**
    5.1   -  Opinion of Joseph J. LaRosa, Esq.**
    5.2   -  Opinion of Lowenstein Sandler PC.**
   12.1   -  Computation of Ratio of Earnings to Fixed Charges.
   15.1   -  Acknowledgment of Deloitte & Touche LLP.
   23.1   -  Consent of Deloitte & Touche LLP.
   23.2   -  Consent of Joseph J. LaRosa, Esq. (included in Exhibit 5.1).**
   23.3   -  Consent of Lowenstein Sandler PC (included in Exhibit 5.2).**
   24.1   -  Powers of Attorney (included on signature page).**
   25.1   -  Statement of Eligibility of The Bank of New York, as Trustee.**
------
*        To be filed.

**       Previously filed.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Schering-Plough Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kenilworth, State of New Jersey, on May 13, 2003.

                           SCHERING-PLOUGH CORPORATION

                           By: /s/ Jack L. Wyszomierski
                              --------------------------------------------------
                              Jack L. Wyszomierski
                              Executive Vice President and Chief Financial
                              Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and dates indicated.

                   SIGNATURE                                         CAPACITY                            DATE
                   ---------                                         --------                            ----

              /s/ Fred Hassan
----------------------------------------------    Chairman of the Board, Chief Executive           May 13, 2003
                 Fred Hassan                      Officer, President and Director and
                                                  Principal Executive Officer
                     *
----------------------------------------------    Executive Vice President and Chief Financial     May 13, 2003
            Jack L. Wyszomierski                  Officer

                     *
----------------------------------------------    Vice President and Controller and Principal      May 13, 2003
               Thomas H. Kelly                    Accounting Officer

                     *
----------------------------------------------    Director                                         May 13, 2003
              Hans W. Becherer

                     *
----------------------------------------------    Director                                         May 13, 2003
              David H. Komansky

                     *
----------------------------------------------    Director                                         May 13, 2003
              Eugene R. McGrath

                     *
----------------------------------------------    Director                                         May 13, 2003
              Donald L. Miller

                     *
----------------------------------------------    Director                                         May 13, 2003
             Carl E. Mundy, Jr.

                     *
----------------------------------------------    Director                                         May 13, 2003
            Richard de J. Osborne

                     *
----------------------------------------------    Director                                         May 13, 2003
              Patricia F. Russo

                     *
----------------------------------------------    Director                                         May 13, 2003
              Kathryn C. Turner

                     *
----------------------------------------------    Director                                         May 13, 2003
           Robert F. W. van Oordt

                     *
----------------------------------------------    Director                                         May 13, 2003
             Arthur F. Weinbach

          By:  /s/ E. Kevin Moore
----------------------------------------------
              E. Kevin Moore
             Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                            DESCRIPTION OF EXHIBITS
--------------                            -----------------------

    1.1    -    Form of Underwriting Agreement.*
    4.1    -    Form of Global Note.**
    4.2    -    Form of Indenture.**
    5.1    -    Opinion of Joseph J. LaRosa, Esq.**
    5.2    -    Opinion of Lowenstein Sandler PC.**
   12.1    -    Computation of Ratio of Earnings to Fixed Charges.
   15.1    -    Acknowledgment of Deloitte & Touche LLP.
   23.1    -    Consent of Deloitte & Touche LLP.
   23.2    -    Consent of Joseph J. LaRosa, Esq. (included in Exhibit 5.1).**
   23.3    -    Consent of Lowenstein Sandler PC (included in Exhibit 5.2).**
   24.1    -    Powers of Attorney (included on signature page).**
   25.1    -    Statement of Eligibility of The Bank of New York, as Trustee.**
-------
*        To be filed.
**       Previously filed.